EXHIBIT 99.1

Company: Michael J. Fitzpatrick Chief Financial Officer OceanFirst Financial Corp. Tel: (732)240-4500, ext. 7506 Fax: (732)349-5070 email:Mfitzpatrick@oceanfirst.com

FOR IMMEDIATE RELEASE

OceanFirst Financial Corp.

ANNOUNCES INCREASE IN QUARTERLY EARNINGS

AND CONTINUATION OF QUARTERLY DIVIDEND

TOMS RIVER, NEW JERSEY, July 20, 2006…OceanFirst Financial Corp. (NASDAQ:OCFC), the holding company for OceanFirst Bank, today announced that diluted earnings per share for the quarter ended June 30, 2006 increased to $.41 from $.40 for the corresponding prior year period. For the six months ended June 30, 2006 diluted earnings per share was $.77 as compared to $.80 for the corresponding prior year period. The Company also announced that its Board of Directors declared a regular quarterly cash dividend of $.20 per share—covering the three month period ended June 30, 2006—to be paid on August 11, 2006, to shareholders of record on July 28, 2006.

In making today’s announcement, John R. Garbarino, Chairman, President and Chief Executive Officer said, “Our improved second quarter earnings restores the earnings momentum absent from the first quarter and is reflective of our efforts to expand our loan production platform. Loans receivable grew by $86.7 million, at June 30, 2006 as compared to December 31, 2005, a 10.5% annualized rate.”

Mr. Garbarino continued “I am also pleased to announce our thirty-eighth consecutive quarterly cash dividend reflective of consistent delivery of solid earnings into our tenth year as a public company.”

Results of Operations

Net interest income for the three and six months ended June 30, 2006 decreased to $14.4 million and $29.8 million, respectively, as compared to $14.9 million and $30.1 million, respectively, in the same prior year periods, reflecting a lower net interest margin partly offset by higher levels of interest-earning assets. The net interest margin decreased to 2.96% and 3.10%, respectively, for the three and six months ended June 30, 2006 from 3.28% and 3.33%, respectively, in the same prior year periods. The yield on interest-earning assets increased to 5.86% for both the three and six months ended June 30, 2006, as compared to 5.45% for the same prior year periods. The cost of interest-bearing liabilities increased to 3.19% and 3.03%, respectively, for the three and six months ended June 30, 2006, as compared to 2.40% and 2.32%, respectively, in the same prior year periods. The increased cost of interest-bearing liabilities is due to the continued increase of interest rates on the short-term end of the yield curve. Since June 30, 2005 the Board of Governors of the Federal Reserve increased the federal funds borrowing rate 8 times for a total of 200 basis points. Average interest-earning assets increased by $127.5 million and $116.4 million, respectively, for the three and six months ended June 30, 2006, as compared to the same prior year periods. The growth was concentrated in average loans receivable which grew $161.9 million, or 10.2% for the three months ended June 30, 2006, as compared to the same prior year period. For the six months ended June 30, 2006 average loans receivable increased $155.2 million or 9.9%, as compared to the same prior year period. The loan growth was funded by average borrowed funds which grew $83.2 million and average interest-bearing deposits which grew $31.8 million for the three months ended June 30, 2006, as compared to the same prior year period. For the six months ended June 30, 2006, average borrowed funds increased $62.3 million and average interest-bearing deposits increased $42.5 million as compared to the same prior year period.

Other income amounted to $6.5 million and $11.0 million for the three and six months ended June 30, 2006, respectively, as compared to $5.9 million and $11.8 million, respectively, in the same prior year periods. For the three and six months ended June 30, 2006, the Company recorded gains of $3.3 million and $5.0 million, respectively, on the sale of loans, as compared to gains of $3.2 million and $6.5 million, respectively, in the same prior year period. Loans sold for the three and six month periods ended June 30, 2006 decreased to $164.1 million and $259.8 million, respectively, from $165.5 million and $326.3 million, respectively, in the same prior year periods. Most of the decline in sales volume for the six month period ended June 30, 2006 occurred at the Company’s mortgage banking subsidiary, Columbia Home Loans, LLC during the first quarter of 2006. The decline experienced by Columbia in the first quarter of 2006 was partly reflective of declines experienced industry-wide. Additionally, staff turnover in the wholesale alternative credit channel adversely affected sale volume. In light of the continuing pressure on volume and margins, Columbia implemented plans to consolidate lending channels to a more centralized platform designed to improve efficiency and reduce operating costs. The consolidation also adversely impacted the volume of loan sales. During the second quarter of 2006 Columbia re-established the wholesale alternative credit channel and sales volume was restored to prior year levels. Fees and service charges increased $442,000, or 18.5% and $608,000, or 13.3%, for the three and six months ended June 30, 2006, respectively, as compared to the same prior year periods primarily related to fees from reverse mortgage loans, a new emphasis for the Company, as well as fees from title insurance.

Operating expenses amounted to $13.5 million and $26.7 million, respectively, for the three and six months ended June 30, 2006, as compared to $13.2 million and $26.5 million, respectively, for the corresponding prior year periods. Increased compensation and general and administrative expense was partly offset by a decrease in loan related marketing expense.

Financial Condition

Loans receivable net, increased by $86.7 million, a 10.5% annualized rate, at June 30, 2006 as compared to December 31, 2005. Deposits increased to $1,377.9 million at June 30, 2006 from $1,356.6 million at December 31, 2005. Federal Home Loan Bank borrowings increased $80.1 million at June 30, 2006 as compared to December 31, 2005 in order to fund loan growth. During the quarter, the holding company issued Trust Preferred Securities for $5.0 million, the proceeds of which were partly used to fund the Company’s continuing common stock repurchase program.

Stockholders’ equity decreased by $4.8 million to $134.0 million at June 30, 2006, as compared to $138.8 million at December 31, 2005. For the six months ended June 30, 2006, 555,248 common shares were repurchased at a total cost of $12.8 million. Under the 5% repurchase program authorized by the Board of Directors in October 2005, 140,436 shares remained to be purchased as of June 30, 2006. A new repurchase program, the Company’s thirteenth, was announced on July 19, 2006. Under this 5% repurchase program, an additional 615,883 shares are available for repurchase. The reduction in stockholders’ equity due to common stock repurchases was partly offset by net income, proceeds from stock option exercises and related tax benefit, and Employee Stock Ownership Plan amortization.

Asset Quality

The Company’s non-performing assets totaled $2.0 million at June 30, 2006 as compared to $1.9 million at December 31, 2005. For the six months ended June 30, 2006 the Company realized a net loan recovery of $176,000.

Conference Call

As previously announced, the Company will host an earnings conference call on Friday, July 21, 2006 at 11:00 a.m. Eastern time. The direct dial number for the call is (877) 407-8035. For those unable to participate in the conference call, a replay will be available. To access the replay, dial (877) 660-6853, Account #286, Conference ID #206646, from one hour after the end of the call until midnight on Friday, July 28, 2006.

OceanFirst Financial Corp.’s subsidiary, OceanFirst Bank, founded in 1902, is a federally-chartered stock savings bank with $2.1 billion in assets and nineteen branches located in Ocean, Monmouth and Middlesex counties, New Jersey. The Bank is the largest and oldest community-based financial institution headquartered in Ocean County, New Jersey.

OceanFirst Financial Corp.’s press releases are available at no charge by visiting us on the worldwide web at http://www.oceanfirst.com.

Forward-Looking Statements

This news release contains certain forward-looking statements which are based on certain assumptions and describe future plans, strategies and expectations of the Company. These forward-looking statements are generally identified by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” or similar expressions. The Company’s ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on the operations of the Company and the subsidiaries include, but are not limited to, changes in interest rates, general economic conditions, legislative/regulatory changes, monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Board of Governors of the Federal Reserve System, the quality or composition of the loan or investment portfolios, demand for loan products, deposit flows, competition, demand for financial services in the Company’s market area and accounting principles and guidelines. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. The Company does not undertake – and specifically disclaims any obligation – to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

OceanFirst Financial Corp.

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(dollars in thousands, except per share amounts)

	June 30, 2006	December 31, 2005	June 30, 2005
	(Unaudited)		(Unaudited)
ASSETS

Cash and due from banks	$33,211	$31,108	$45,832
Investment securities available for sale	84,265	83,861	85,412
Federal Home Loan Bank of New York stock, at cost	25,694	21,792	19,500
Mortgage-backed securities available for sale	74,374	85,025	105,687
Loans receivable, net	1,741,230	1,654,544	1,573,554
Mortgage loans held for sale	62,282	32,044	71,985
Interest and dividends receivable	7,559	7,089	6,860
Real estate owned, net	225	278	288
Premises and equipment, net	17,072	16,118	15,795
Servicing asset	9,537	9,730	9,356
Bank Owned Life Insurance	36,551	36,002	35,525
Intangible Assets	1,221	1,272	1,324
Other assets	7,524	6,494	6,646

Total assets	$2,100,745	$1,985,357	$1,977,764

LIABILITIES AND STOCKHOLDERS’ EQUITY

Deposits	$1,377,935	$1,356,568	$1,357,161
Securities sold under agreements to repurchase with retail customers	59,529	54,289	64,158
Securities sold under agreements to repurchase with the Federal Home Loan Bank	44,000	59,000	69,000
Federal Home Loan Bank advances	450,000	354,900	321,000
Other borrowings	11,100	5,000	—
Advances by borrowers for taxes and insurance	9,608	7,699	8,760
Other liabilities	14,539	9,117	22,399

Total liabilities	1,966,711	1,846,573	1,842,478

Stockholders’ equity:
Preferred stock, $.01 par value, 5,000,000 shares authorized, no shares issued	—	—	—
Common stock, $.01 par value, 55,000,000 shares authorized, 27,177,372 shares issued and 12,317,657, 12,698,505, and 12,742,633 shares outstanding at June 30, 2006, December 31, 2005 and June 30, 2005, respectively	272	272	272
Additional paid-in capital	199,680	197,621	195,915
Retained earnings	167,535	164,613	160,866
Accumulated other comprehensive loss	(1,560)	(1,223)	(1,011)
Less: Unallocated common stock held by Employee Stock Ownership Plan	(6,920)	(7,472)	(8,061)
Treasury stock, 14,859,715, 14,478,867 and 14,434,739 shares at June 30, 2006, December 31, 2005 and June 30, 2005, respectively	(224,973)	(215,027)	(212,695)
Common stock acquired by Deferred Compensation Plan	1,504	1,383	1,354
Deferred Compensation Plan Liability	(1,504)	(1,383)	(1,354)

Total stockholders’ equity	134,034	138,784	135,286

Total liabilities and stockholders’ equity	$2,100,745	$1,985,357	$1,977,764

OceanFirst Financial Corp.

CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except per share amounts)

	For the three months ended June 30,		For the six months ended June 30,
	2006	2005	2006	2005
	(Unaudited)		(Unaudited)
Interest income:
Loans	$26,207	$22,757	$51,227	$44,530
Mortgage-backed securities	831	967	1,705	2,061
Investment securities and other	1,530	1,136	3,422	2,591

Total interest income	28,568	24,860	56,354	49,182

Interest expense:
Deposits	8,021	5,326	15,101	10,018
Borrowed funds	6,136	4,605	11,425	9,058

Total interest expense	14,157	9,931	26,526	19,076

Net interest income	14,411	14,929	29,828	30,106
Provision for loan losses	—	200	50	250

Net interest income after provision for loan losses	14,411	14,729	29,778	29,856

Other income:
Loan servicing income	147	60	273	101
Fees and service charges	2,830	2,388	5,178	4,570
Net gain on sales of loans and securities available for sale	3,280	3,204	4,959	6,544
Income from Bank Owned Life Insurance	280	262	548	535
Other	4	4	10	41

Total other income	6,541	5,918	10,968	11,791

Operating expenses:
Compensation and employee benefits	7,877	7,484	15,255	15,013
Occupancy	1,136	1,106	2,320	2,175
Equipment	582	641	1,208	1,275
Marketing	391	764	699	1,463
Federal deposit insurance	134	128	267	253
Data processing	805	773	1,710	1,556
General and administrative	2,610	2,261	5,252	4,791

Total operating expenses	13,535	13,157	26,711	26,526

Income before provision for income taxes	7,417	7,490	14,035	15,121
Provision for income taxes	2,565	2,615	4,869	5,300

Net income	$4,852	$4,875	$9,166	$9,821

Basic earnings per share	$0.42	$0.41	$0.79	$0.83

Diluted earnings per share	$0.41	$0.40	$0.77	$0.80

Average basic shares outstanding	11,518	11,818	11,619	11,892

Average diluted shares outstanding	11,831	12,194	11,956	12,315

Cash earnings (1)	$5,625	$5,610	$10,651	$11,290

Diluted cash earnings per share	$0.48	$0.46	$0.89	$0.92

(1)	Cash earnings are determined by adding (net of taxes) to reported earnings the non-cash expenses stemming from the amortization and appreciation of allocated shares in the company’s stock-related benefit plans and the amortization of intangible assets.

OceanFirst Financial Corp.

SELECTED CONSOLIDATED FINANCIAL DATA

(in thousands, except per share amounts)

	At June 30, 2006	At December 31, 2005	At June 30, 2005
STOCKHOLDERS’ EQUITY

Stockholders’ equity to total assets	6.38%	6.99%	6.84%
Common shares outstanding (in thousands)	12,318	12,699	12,743
Stockholders’ equity per common share	$10.88	$10.93	$10.62
Tangible stockholders’ equity per common share	10.78	10.83	10.51

ASSET QUALITY

Allowance for loan losses	$10,686	$10,460	$10,514
Nonperforming loans	1,799	1,595	2,052
Nonperforming assets	2,024	1,873	2,340
Allowance for loan losses as a percent of total loans receivable	0.59%	0.62%	0.63%
Allowance for loan losses as a percent of nonperforming loans	594.00	655.80	512.38
Nonperforming loans as a percent of total loans receivable	0.10	0.09	0.12
Nonperforming assets as a percent of total assets	0.10	0.09	0.12

	For the three months ended June 30,		For the six months ended June 30,
	2006	2005	2006	2005
PERFORMANCE RATIOS (ANNUALIZED)

Return on average assets	0.95%	1.01%	0.91%	1.03%
Return on average stockholders’ equity	14.61	14.49	13.61	14.50
Interest rate spread	2.67	3.05	2.83	3.13
Interest rate margin	2.96	3.28	3.10	3.33
Operating expenses to average assets	2.65	2.74	2.65	2.78
Efficiency ratio	64.60	63.11	65.47	63.31

CASH EARNINGS

Although reported earnings and return on stockholders’ equity are traditional measures of performance, the Company believes that the change in stockholders’ equity or “cash earnings,” and related return measures are also a significant measure of a company’s performance. Cash earnings exclude the effects of various non-cash expenses, such as the employee stock plans amortization expense and related tax benefit, as well as the amortization of intangible assets. The following table reconciles the Company’s net income with cash earnings. The table is a pro forma calculation which is not in accordance with GAAP.

	For the three months ended June 30,		For the six months ended June 30,
	2006	2005	2006	2005
Net income	$4,852	$4,875	$9,166	$9,821
Add: Employee stock plans amortization Expense	919	849	1,720	1,670
Amortization of intangible assets	26	26	52	52
Less: Tax benefit (1)	(172)	(140)	(287)	(253)

Cash earnings	$5,625	$5,610	$10,651	$11,290

Basic cash earnings per share	$0.49	$0.47	$0.92	$0.95

Diluted cash earnings per share	$0.48	$0.46	$0.89	$0.92

(1)	The Company does not receive any tax benefit for that portion of employee stock plan amortization expense relating to the ESOP fair market value adjustment.

OceanFirst Financial Corp.

SELECTED LOAN AND DEPOSIT DATA

(in thousands)

LOANS RECEIVABLE

	At June 30, 2006	At December 31, 2005
Real estate:
One- to four-family	$1,265,444	$1,187,226
Commercial real estate, multi-family and land	291,503	281,585
Construction	21,843	22,739
Consumer	167,851	146,911
Commercial	67,747	61,637

Total loans	1,814,388	1,700,098

Loans in process	(5,785)	(7,646)
Deferred origination costs, net	5,595	4,596
Allowance for loan losses	(10,686)	(10,460)

Total loans, net	1,803,512	1,686,588

Less: mortgage loans held for sale	62,282	32,044

Loans receivable, net	$1,741,230	$1,654,544

Mortgage loans serviced for others	$916,423	$910,272
Loan pipeline	339,412	293,934

	For the three months ended June 30,		For the six months ended June 30,
	2006	2005	2006	2005
Loan originations	$356,651	$372,754	$594,640	$647,179
Loans sold	164,063	165,537	259,798	326,308
Net charge-offs (recovery)	(172)	422	(176)	425

DEPOSITS

	At June 30, 2006	At December 31, 2005
Type of Account

Non-interest bearing	$128,484	$120,188
Interest-bearing checking	352,452	381,787
Money market deposit	119,903	125,169
Savings	219,675	242,689
Time deposits	557,421	486,735

	$1,377,935	$1,356,568

OceanFirst Financial Corp.

ANALYSIS OF NET INTEREST INCOME

	FOR THE QUARTERS ENDED JUNE 30,
	2006			2005
	AVERAGE BALANCE	INTEREST	AVERAGE YIELD/ COST	AVERAGE BALANCE	INTEREST	AVERAGE YIELD/ COST
	(Dollars in thousands)
Assets
Interest-earnings assets:
Interest-earning deposits and short-term investments	$8,898	$109	4.90%	$13,234	$98	2.96%
Investment securities (1)	84,894	1,130	5.32	86,883	803	3.70
FHLB stock	24,411	291	4.77	19,802	235	4.75
Mortgage-backed securities (1)	79,710	831	4.17	112,397	967	3.44
Loans receivable, net (2)	1,752,543	26,207	5.98	1,590,601	22,757	5.72

Total interest-earning assets	1,950,456	28,568	5.86	1,822,917	24,860	5.45

Non-interest-earning assets	96,101			100,779

Total assets	$2,046,557			$1,923,696

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Transaction deposits	$707,409	2,793	1.58	$726,798	1,757	0.97
Time deposits	538,382	5,228	3.88	487,151	3,569	2.93

Total	1,245,791	8,021	2.58	1,213,949	5,326	1.75
Borrowed funds	526,889	6,136	4.66	443,728	4,605	4.15

Total interest-bearing liabilities	1,772,680	14,157	3.19	1,657,677	9,931	2.40

Non-interest-bearing deposits	130,568			120,869
Non-interest-bearing liabilities	10,445			10,585

Total liabilities	1,913,693			1,789,131
Stockholders’ equity	132,864			134,565

Total liabilities and stockholders’ equity	$2,046,557			$1,923,696

Net interest income		$14,411			$14,929

Net interest rate spread (3)			2.67%			3.05%

Net interest margin (4)			2.96%			3.28%

	FOR THE SIX MONTHS ENDED JUNE 30,
	2006			2005
	AVERAGE BALANCE	INTEREST	AVERAGE YIELD/ COST	AVERAGE BALANCE	INTEREST	AVERAGE YIELD/ COST
	(Dollars in thousands)
Assets
Interest-earnings assets:
Interest-earning deposits and short-term investments	$8,555	$198	4.63%	$14,358	$194	2.70%
Investment securities (1)	84,766	2,667	6.29	86,422	1,995	4.62
FHLB stock	23,450	557	4.75	20,086	402	4.00
Mortgage-backed securities (1)	81,960	1,705	4.16	116,747	2,061	3.53
Loans receivable, net (2)	1,723,984	51,227	5.94	1,568,749	44,530	5.68

Total interest-earning assets	1,922,715	56,354	5.86	1,806,362	49,182	5.45

Non-interest-earning assets	95,201			101,430

Total assets	$2,017,916			$1,907,792

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Transaction deposits	$723,908	5,505	1.52	$725,381	3,334	0.92
Time deposits	518,573	9,596	3.70	474,649	6,684	2.82

Total	1,242,481	15,101	2.43	1,200,030	10,018	1.67
Borrowed funds	505,560	11,425	4.52	443,222	9,058	4.09

Total interest-bearing liabilities	1,748,041	26,526	3.03	1,643,252	19,076	2.32

Non-interest-bearing deposits	124,263			114,995
Non-interest-bearing liabilities	10,885			14,052

Total liabilities	1,883,189			1,772,299
Stockholders’ equity	134,727			135,493

Total liabilities and stockholders’ equity	$2,017,916			$1,907,792

Net interest income		$29,828			$30,106

Net interest rate spread (3)			2.83%			3.13%

Net interest margin (4)			3.10%			3.33%

(1)	Amounts are recorded at average amortized cost.
(2)	Amount is net of deferred loan fees, undisbursed loan funds, discounts and premiums and estimated loss allowances and includes loans held for sale and non-performing loans.
(3)	Net interest rate spread represents the difference between the yield on interest -earning assets and the cost of interest-bearing liabilities.
(4)	Net interest margin represents net interest income divided by average interest -earning assets.